CONSENT OF INDEPENDENT AUDITOR

         We hereby consent to the use of our report dated July 24, 1998 on the financial statements of The Matterhorn Growth Fund, Inc. referred to therein, in Post Effective Amendment No. 20 to the Registration Statement on Form N-1A, file No. 2-67610, as filed with the Securities and Exchange Commission.

         We also consent to the reference to our firm in the Prospectus under the captions "Financial Highlights" and "Accountants".

                                              /s/McGladrey & Pullen, LLP
                                                 McGladrey & Pullen, LLP

New York, New York
October 16, 1998